Exhibit 10.2

LONING (REVISED) AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 14th DAY OF April, 2008 (the "Effective Date") in replacement of the Loning Agreement (the “Predecessor Agreement”) dated the 12th day of December, 2007.  The purpose of this revision is to both clarify language and add indemnification clauses not included in the Predecessor Agreement.

BETWEEN:

WORLD FORTUNE ENTERPRISE INC., a British Columbia private
corporation with offices at  870 East 54th Ave, Vancouver, British
Columbia, V5X 1L7, Canada;
(“World Fortune”)

AND:

ASIAN DRAGON GROUP INC., a Nevada publicly traded corporation with offices at #203 – 1030 Hamilton Street, Vancouver, British
Columbia, V6B 2R9;
(“Asian Dragon”)

PREAMBLE:

The Loning Property consists of a 9.1 sq km Exploration License (the “Loning Exploration License”) which is located in the northwest part of Luoning County, Henan Province, People’s Republic of China (the “Loning Property”).

Under Chinese law foreigners may not be directly granted exploration licenses. Instead a foreign corporation must join with a Chinese partner and form a Sino-Foreign Joint Venture Company (“JV”) which must be licensed as a business prior to any applications for an exploration license.

No Mining License is currently issued to any of the parties in this Agreement (the “Loning (Revised) Agreement”) regarding the Loning Property.

The Loning Property has no probable or proven reserves.

The arrangements which form the structure of this contract are as follows:

1)	To create opportunities to explore properties in China, World Fortune partnered with a private Chinese company (the “Chinese Partner”) to form a JV named Henan Yunfeng Resource of Mining Development Co. Ltd. (“Yunfeng”). World Fortune holds a 70% interest of Yunfeng and the Chinese Partner holds a 30% interest. This JV applied for and received a Joint Venture Business License from the People’s Republic of China (the “Chinese Government).

2)	Under their JV Agreement, World Fortune committed to contribute funding to the JV and the Chinese Partner committed to contribute the Exploration License for the Loning Property, which had already been issued to the Chinese Partner (the “Loning Exploration License”), once World Fortune had fulfilled all its funding commitments.

LONING (REVISED) AGREEMENT

3)	Asian Dragon engaged World Fortune under an Agency and Cooperative Agreement to act as Asian Dragon’s agent and source opportunities for Asian Dragon in China.

4)	World Fortune proposed to Yunfeng and Yunfeng accepted an offer for World Fortune to purchase 70% of a 100% interest in the Loning Exploration License (the “Loning Rights”) upon full payment for the Loning Exploration License per the payment schedule included in a China Mineral Properties Rights Purchase Agreement (the “Loning China Rights Agreement”) signed by World Fortune and Yunfeng on August 8, 2007. The intent of this Loning China Rights Agreement was to provide WFEI with a method to effect the legal logistics to pass title of its 70% interest in the Loning Exploration License into a separate Agreement which it could then sell or assign to a third party.

5)	World Fortune proposed to Asian Dragon and Asian Dragon accepted an offer from Asian Dragon to purchase the Loning Rights upon assumption of World Fortune’s obligations under the Loning China Rights Agreement and payment of share grants to World Fortune and World Fortune nominees.

6)	Asian Dragon will not have ownership of the Loning Rights until it has fully completed the payment terms included in this Loning (Revised) Agreement.

7)	Because the Loning China Rights Agreement between World Fortune and Yunfeng includes a damages clause, World Fortune has agreed to indemnify Asian Dragon against any and all claims, monetary or otherwise, which might be made by parties to the Loning China Rights Agreement, or other third parties, in the event of a cancellation by Asian Dragon of this Loning (Revised) Agreement and warrants that it will not claim damages for itself in the event of such a cancellation.

8)	Once Asian Dragon has completed all payments required by this Loning (Revised) Agreement, it will be deemed to have title to and will own the Loning Rights. Yunfeng will own the remaining 30% of the Loning Exploration License, but this position may be reduced if Asian Dragon makes additional payments under this Loning (Revised) Agreement.

9)	Asian Dragon may cancel this Loning (Revised) Agreement at any time without penalty. In the event of such cancellation, Asian Dragon will forfeit all payments made to World Fortune regarding this Loning (Revised) Agreement up to the date of the cancellation, but will be relieved of all liability for payments under this Loning (Revised) Agreement which are either outstanding as of the date of cancellation or stipulated for future payment.

TERMS:

WHEREAS World Fortune is a private British Columbia corporation established to source and assess opportunities in the precious and base metals industries in China;

AND WHEREAS Asian Dragon is a Nevada corporation whose securities trade on the NASDAQ OTCBB as well as on the Frankfurt Exchange, and whose business is the acquisition and exploitation of  precious and base metals projects and properties of merit;

LONING (REVISED) AGREEMENT

AND WHEREAS World Fortune and Asian Dragon entered into the Predecessor Agreement dated December 12, 2007, such agreement which is being expressly amended and replaced by this Loning (Revised) Agreement;

AND WHEREAS World Fortune has entered into the Loning China Rights Agreement for the purchase of a 70% interest of the 100% interest in the Loning Exploration License from Yunfeng;

AND WHEREAS Asian Dragon has agreed to purchase the Loning Rights  from World Fortune in exchange for Asian Dragon assuming World Fortune’s responsibility for the total investment owed by World Fortune  and a grant of Asian Dragon common shares to World Fortune and World Fortune nominees as consideration for World Fortune’s provision of the Loning Rights  to Asian Dragon;

AND WHEREAS World Fortune wishes to sell to Asian Dragon, and Asian Dragon wishes to buy from World Fortune, World Fortune’s full rights to the Loning Rights upon execution of this Loning (Revised) Agreement.

NOW THEREFORE THIS LONING (REVISED) AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

1.               Representations and Warranties of World Fortune

1.1             In order to induce Asian Dragon to enter into this Loning (Revised) Agreement and complete the transactions contemplated under this Loning (Revised) Agreement, World Fortune represents and warrants to Asian Dragon that:

(a)	World Fortune is, and will remain during the term of this Loning (Revised) Agreement until formal assignment is made to Asian Dragon, the registered and beneficial owner of the Loning Rights pursuant to the Loning China Rights Agreement with Yunfeng and warrants to Asian Dragon that such Loning Rights are free and clear of all transfer, assignment or other restrictions, liens, charges and encumbrances of any kind whatsoever;

(b)	World Fortune has good and sufficient right and authority to enter into this Loning (Revised) Agreement and the Loning China Rights Agreement and carry out its obligations under both agreements;

(c)	World Fortune has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to transfer its legal and beneficial title and ownership of the Loning Rights to Asian Dragon;

LONING (REVISED) AGREEMENT

(d)	World Fortune acknowledges that full payment for the Loning Rights will be deemed to have taken place once all payments required in Schedule A of this Loning (Revised) Agreement have been made to World Fortune by Asian Dragon and World Fortune has subsequently, and in a timely manner, used such payments from Asian Dragon as are required to fulfill World Fortune’s payment responsibilities under the Loning China Rights Agreement with Yunfeng based on the schedule included in the Loning China Rights Agreement and will only use payments from Asian Dragon which are designated by Asian Dragon as payments under this Loning (Revised) Agreement for the purpose of making payments to Yunfeng as Stipulated in the Loning China Rights Agreement; and

(e)	World Fortune acknowledges it will indemnify Asian Dragon against any and all claims, monetary or otherwise, which may be made by parties to the Loning China Rights Agreement, or other third parties, in the event of a cancellation by Asian Dragon of this Loning (Revised) Agreement and warrants that it will not claim damages for itself in the event of such a cancellation.

1.2             The representations and warranties of World Fortune contained in this Loning (Revised) Agreement shall be true at the time of closing as though such representations and warranties were made at the time of closing.

2.               Representations and Warranties of Asian Dragon

2.1             In order to induce World Fortune to enter into this Loning (Revised) Agreement and complete the transactions contemplated under this Loning (Revised) Agreement, Asian Dragon represents and warrants to World Fortune that Asian Dragon has good and sufficient right and authority to enter into this Loning (Revised) Agreement and has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to carry out its obligations contemplated under this Loning (Revised) Agreement.

2.2             The representations and warranties of Asian Dragon contained in this Loning (Revised) Agreement shall be true at the time of closing as though such representations and warranties were made at the Time of Closing.

3.               Payments

3.1             World Fortune acknowledges herein that Asian Dragon has fulfilled some payment obligations under this Loning (Revised) Agreement as noted in Schedule A.

3.2             Asian Dragon acknowledges herein that it is responsible to make the payments noted in Schedule A which are outstanding or scheduled.

4.               General

4.1             Time and each of the terms and conditions of this Loning (Revised) Agreement shall be of the essence of this Loning (Revised) Agreement.

4.2             The recitals to this Loning (Revised) Agreement constitute a part of this Loning (Revised) Agreement.

LONING (REVISED) AGREEMENT

4.3             This Loning (Revised) Agreement constitutes the entire Loning (Revised) Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as provided for herein.

4.4             No alteration, amendment, modification or interpretation of this Loning (Revised) Agreement or any provision of this Loning (Revised) Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by both of the parties hereto.

4.5             Whenever the singular or masculine is used in this Loning (Revised) Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

4.6             The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as either party may, either before or after the Effective Date, reasonably require in order to carry out the full intent and meaning of this Loning (Revised) Agreement.

4.7             Any notice, request, demand or other communication, or any delivery, to be given or made under this Loning (Revised) Agreement as the case may be, shall be in writing and shall be delivered by hand or by telecopier to the parties at their addresses set forth on the first page of this Loning (Revised) Agreement or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been delivered, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the day that it is sent.

4.8             This Loning (Revised) Agreement shall not be assigned by a party hereto without the written permission of the other party.

4.9             This Loning (Revised) Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

4.10             This Loning (Revised) Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

LONING (REVISED) AGREEMENT

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the Effective Date first above written.

SIGNED, SEALED & DELIVERED

by WORLD FORTUNE ENTERPRISE INC., in
the presence of:

/s/ Danny Tong
Name of Witness: Danny Tong
Address of Witness: 870 East 54th Avenue,
Vancouver, BC, Canada V5X 1L7
Occupation of Witness: Consultant

) ) ) ) ) /s/ Richard Tong ) WORLD FORTUNE ENTERPRISE INC. ) per: Richard Tong, Director ) ) ) )

SIGNED, SEALED & DELIVERED
by ASIAN DRAGON GROUP INC., in the
presence of:

/s/ Samuel Lupton
Signature of Witness
Name of Witness: Samuel Lupton
Address of Witness: c/o #203 – 1030 Hamilton
Street, Vancouver, BC, Canada V6B 2R9
Occupation of Witness:  Lawyer

) ) ) ) ) /s/ John Karlsson ) ASIAN DRAGON GROUP, INC. ) per: John Karlsson, Director ) ) ) )

LONING (REVISED) AGREEMENT - SCHEDULE A

PART ONE – Monetary Commitments:

Project Item	Installments Required	Payments Made	Balance Due	Deadlines

Initial payment	$ 400,000	$ 400,000	$ Nil	August 29, 2007
Installment one	110,000	27,454	82,546	March 1, 2008
Installment two*	500,000	-	500,000	September 30, 2008
Installment three*	500,000	-	500,000	September 30, 2009
Total	$ 1,510,000	$427,454	$1,082,546

*NOTE: The final two payments of this Loning Revised Agreement of $500,000 each are not due to World Fortune, but are instead agreed by the parties to be spent by Asian Dragon for exploration expenses to develop the Loning Property

PART TWO – Share Payment Commitments:

Parties	Installments Required	Payments Made	Balance Due	Deadline

World Fortune	250,000	250,000	Nil	August 29, 2007
World Fortune nominees	1,000,000	1,000,000	Nil	August 29, 2007
Total Shares	1,250,000	1,250,000	Nil

PART THREE – Additional Provisions:

  Asian Dragon can further develop the Loning Property as well as expand the business and is entitled to increase its ownership share to a maximum of 85% provided that total additional investments toward the purchase increase toward 85% do not exceed a total of Chinese Renminbi Yuan 25 Million.

  Yunfeng shall always retain a minimum 15% carried interest in the Loning property.

  Asian Dragon is unilaterally responsible for all capital input.